Exhibit 99.1

RH ANNOUNCES PRELIMINARY FOURTH QUARTER AND FISCAL 2016 RESULTS

Q4 2016 and Fiscal 2016 Results at High End of Guidance Range

Corte Madera, CA – February 23, 2017 – RH (NYSE:RH) today announced unaudited preliminary financial results for the fourth quarter and fiscal 2016.

Unaudited Preliminary Fourth Quarter Results*

•	GAAP net revenues of approximately $587 million; adjusted net revenues of approximately $590 million. This compares to net revenue guidance in the range of $562 million to $592 million

•	GAAP gross margin of approximately 33.5%; adjusted gross margin of approximately 34.6%

•	GAAP operating margin of approximately 4.6%; adjusted operating margin of approximately 8.6%

•	GAAP diluted earnings per share (EPS) of approximately $0.21; adjusted diluted EPS of approximately $0.68 compared to guidance in the range of $0.60 to $0.70

Unaudited Preliminary Fiscal 2016 Results*

•	GAAP and adjusted net revenues of approximately $2.14 billion. This compares to guidance in the range of $2.11 billion to $2.14 billion

•	GAAP gross margin of approximately 31.8%; adjusted gross margin of approximately 32.8%

•	GAAP operating margin of approximately 2.5%; adjusted operating margin of approximately 4.8%

•	GAAP diluted EPS of approximately $0.12; adjusted diluted EPS of approximately $1.26 compared to guidance in the range of $1.19 to $1.29

•	Capital expenditures of approximately $181 million compared to guidance in the range of $180 million to $190 million

•	Cash and investments of approximately $281 million

•	Merchandise inventories of approximately $754 million

*	Adjusted net revenues, adjusted gross margin, adjusted operating margin, and adjusted diluted EPS are non-GAAP financial measures that do not include certain charges and costs. A reconciliation of GAAP to non-GAAP financial measures is provided in the tables accompanying this release.

Gary Friedman, Chairman and Chief Executive Officer, commented, “As we exit fiscal 2016, we are now through the most uncertain stage of our transformation. As previously communicated, we have made several strategic investments and changes to our business model in fiscal 2016 that temporarily depressed financial results in the short term, and that we believe will strengthen our brand and position the business for accelerated growth in 2017 and beyond. These temporal issues include the costs related to the launch of RH Modern (approximately $0.30 per share); the timing of recognizing membership revenues related to the transition from a promotional to a membership model (approximately $0.25 per share); efforts to reduce inventories and rationalize our SKU count (approximately $0.45 per share); and the decision to push our 2016 Source Book mailing from the Spring 2016 to the Fall 2016.”

Preliminary Financial Information

The preliminary financial results set forth in this release are unaudited preliminary numbers which are subject to change. The Company has not completed its quarter and year end closing and review process and the audit process for its full year financial statements with its independent registered public accounting firm. The final results for the fourth quarter and fiscal 2016 may vary materially from the preliminary financial information included in this press release. Further commentary on the Company’s actual fourth quarter and fiscal 2016 financial results will be provided as part of its fourth quarter and fiscal 2016 earnings release, video presentation and Q&A conference call.

*Non-GAAP Financial Measures

To supplement its condensed consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company uses the following non-GAAP financial measures: adjusted net revenue, adjusted gross margin, adjusted operating income, adjusted net income, adjusted operating margin and adjusted diluted EPS (collectively, “non-GAAP financial measures”). We compute these measures by adjusting the applicable GAAP measures to remove the impact of certain recurring and non-recurring charges and gains and the tax effect of these adjustments. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP financial measures used by the Company in this press release may be different from the non-GAAP financial measures, including similarly titled measures, used by other companies.

For more information on the non-GAAP financial measures, please see the Reconciliation of GAAP to non-GAAP financial measures tables in this press release. These accompanying tables include details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.

About RH

RH (NYSE: RH) is a curator of design, taste and style in the luxury lifestyle market. The Company offers collections through its retail galleries, source books, and online at RH.com, RHModern.com, and Waterworks.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws including statements related to our preliminary financial results, including for the fourth quarter of fiscal 2016 and the full fiscal year ending January 28, 2017, as well as our expectations for future financial trends and performance of our business and our strategy in future periods including during fiscal 2017; our belief that we are through the most uncertain stage of RH’s transformation; our belief that our strategic investments and changes to our business model in fiscal 2016 will strengthen our brand and position the business for accelerated growth in 2017 and beyond; any financial or operational factors or results that are described as short term, one-time, non-recurring or unusual (as similar operational or financial factors may adversely affect the Company’s future results including as a result of charges, costs and other items that may occur in one or more subsequent financial reporting periods), and any statements or assumptions underlying any of the foregoing. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future events. We cannot assure you that future developments affecting us will be those that we have anticipated. Important risks and uncertainties that could cause actual results to differ materially from our expectations include, among others, that the preliminary results for the fourth quarter of fiscal 2016 and for the fiscal year ended January 28, 2017 are subject to change pending the completion of the Company’s audit of its financial statements for fiscal 2016; our ability to retain key personnel; successful implementation of our growth strategy; our ability to take advantage of the transaction with Waterworks; uncertainties in the current performance of our business including a range of risks related to our operations as well as external economic factors; general economic conditions and the impact on consumer confidence and spending;

changes in customer demand for our products; factors affecting our outstanding convertible senior notes; our ability to anticipate consumer preferences and buying trends, and maintaining our brand promise to customers; changes in consumer spending based on weather and other conditions beyond our control; risks related to the number of new business initiatives we are undertaking; strikes and work stoppages affecting port workers and other industries involved in the transportation of our products; our ability to obtain our products in a timely fashion or in the quantities required; our ability to employ reasonable and appropriate security measures to protect personal information that we collect; our ability to support our growth with appropriate information technology systems; risks related to “conflict minerals” compliance and its impact on sourcing, if any, as well as those risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in RH’s most recent Form 10-K filed with the Securities and Exchange Commission, and similar disclosures in subsequent reports filed with the SEC, which are available on our investor relations website at ir.restorationhardware.com and on the SEC website at www.sec.gov. Any forward-looking statement made by us in this press release speaks only as of the date on which we make it. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Contact

Cammeron McLaughlin

SVP, Investor Relations and Strategy

415-945-4998

cmclaughlin@rh.com

RH

PRELIMINARY RECONCILIATION OF GAAP NET INCOME

TO ADJUSTED NET INCOME

(In thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	January 28, 2017	January 30, 2016	January 28, 2017	January 30, 2016
GAAP net income	$8,747	$33,302	$4,712	$91,103

Adjustments (pre-tax):
Net revenues:
Recall accrual [a]	3,441	—	3,441	—
Cost of goods sold:
Product line impairments [b]	2,185	—	2,185	—
Impact of inventory step-up [c]	1,648	—	6,835	—
Recall accrual [a]	535	—	535	—
Legal claim [d]	—	6,190	7,729	17,214
Selling, general and administrative expenses:
Product line impairments [b]	10,558	—	10,558	—
Aircraft impairment [e]	4,767	—	4,767	—
Recall accrual [a]	639	—	639	—
Reorganization related costs [f]	—	—	5,698	—
Non-cash compensation [g]	—	—	3,672	—
Acquisition related costs [h]	—	—	2,847	—
Legal claim [d]	—	738	972	1,832
Interest expense—net:
Amortization of debt discount [i]	6,854	6,193	26,404	19,803

Subtotal adjusted items	30,627	13,121	76,282	38,849
Impact of income tax on adjusted items [j]	(11,633)	(5,251)	(29,392)	(15,180)

Adjusted net income [k]	$27,741	$41,172	$51,602	$114,772

[a]	Represents the reduction of net revenues and costs associated with product recalls.
[b]	Represents the impairments associated with RH Contemporary Art and RH Kitchen. RH Contemporary Art has been integrated into the broader RH platform and no longer operates as a separate division. This resulted in cost of goods sold of $2.0 million which represents impairment of inventory and selling, general and administrative expenses of $9.7 million which represents lease related charges, property and equipment disposals, and donations. The impairment related to RH Kitchen is a result of the alignment with the Waterworks Kitchen product line strategy. This resulted in cost of goods sold of $1.1 million which represents impairment of inventory.
[c]	Represents the non-cash amortization of the inventory fair value adjustment recorded in connection with our acquisition of Waterworks.
[d]	Represents the estimated cumulative impact of coupons redeemed in connection with a legal claim alleging that the Company violated California’s Song-Beverly Credit Card Act of 1971 by requesting and recording ZIP codes from customers paying with credit cards.
[e]	Represents the impairment recorded upon reclassification of aircraft as held-for-sale.
[f]	Represents costs associated with a reorganization, which include severance costs and related taxes, partially offset by a reversal of stock-based compensation expense related to unvested equity awards.
[g]	Represents a non-cash compensation charge related to one-time, fully vested option grants made in connection with our acquisition of Waterworks.
[h]	Represents costs incurred in connection with our acquisition of Waterworks including professional fees.
[i]

Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be separately accounted for as liability and equity components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. Accordingly, in accounting for GAAP purposes for the $350 million aggregate principal amount of convertible senior notes that were issued in June 2014 (the “2019 Notes”) and for the $300 million aggregate principal amount of convertible senior notes that were issued in June and July 2015 (the “2020 Notes”), we separated the 2019 Notes and 2020 Notes into liability (debt) and equity (conversion option) components and we are amortizing as debt discount an amount equal to the fair value of the equity components as interest expense on the 2019 Notes and 2020 Notes over their expected lives. The equity components represent the difference between the proceeds from the issuance of the 2019 Notes and 2020 Notes and the fair value of the liability components of the 2019 Notes and 2020 Notes, respectively. Amounts are presented net of interest capitalized for capital projects of $0.5 million and $0.8 million during the three months ended January 28, 2017 and January 30, 2016, respectively. Amounts are presented net of interest capitalized for capital projects of $2.4 million and $2.3 million during the twelve months ended January 28, 2017 and January 30, 2016, respectively.
[j]	Assumes a normalized tax rate of 39% for the three and twelve months ended January 28, 2017. The adjustments for the three and twelve months ended January 30, 2016 represent the tax effect of the adjusted items based on our effective tax rates of 40.1% and 39.2%, respectively.
[k]	Adjusted net income is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. We define adjusted net income as net income, adjusted for the impact of certain non-recurring and other items that we do not consider representative of our underlying operating performance. Adjusted net income is included in this filing because management believes that adjusted net income provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of actual results on a comparable basis with historical results. Our management uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter.

RH

PRELIMINARY RECONCILIATION OF DILUTED NET INCOME PER SHARE TO

ADJUSTED DILUTED NET INCOME PER SHARE

(Unaudited)

	Three Months Ended		Twelve Months Ended
	January 28, 2017	January 30, 2016	January 28, 2017	January 30, 2016
Diluted net income per share	$0.21	$0.79	$0.12	$2.16
EPS impact of adjustments (pre-tax) [a]:
Product line impairments	$0.31	$—	$0.31	$—
Amortization of debt discount	0.17	0.15	0.65	0.47
Aircraft impairment	0.12	—	0.12	—
Recall accrual	0.11	—	0.11	—
Impact of inventory step-up	0.04	—	0.17	—
Legal claim	—	0.16	0.21	0.45
Reorganization related costs	—	—	0.14	—
Non-cash compensation	—	—	0.09	—
Acquisition related costs	—	—	0.07	—

Subtotal adjusted items	0.75	0.31	1.87	0.92
Impact of income tax on adjusted items [a]	(0.28)	(0.12)	(0.73)	(0.36)

Adjusted diluted net income per share [b]	$0.68	$0.98	$1.26	$2.72

[a]	Refer to table titled “Preliminary Reconciliation of GAAP Net Income to Adjusted Net Income” and the related footnotes for additional information.
[b]	Adjusted diluted net income per share is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. We define adjusted diluted net income per share as net income, adjusted for the impact of certain non-recurring and other items that we do not consider representative of our underlying operating performance divided by the Company’s share count. Adjusted diluted net income per share is included in this press release because management believes that adjusted diluted net income per share provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of operating results on a comparable basis with historical results. Our management uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter.

RH

PRELIMINARY RECONCILIATION OF NET REVENUES TO ADJUSTED NET REVENUES

AND GROSS PROFIT TO ADJUSTED GROSS PROFIT

(In thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	January 28, 2017	January 30, 2016	January 28, 2017	January 30, 2016
Net revenues	$586,706	$647,208	$2,134,871	$2,109,006
Recall accrual [a]	3,441	—	3,441	—

Adjusted net revenues [b]	$590,147	$647,208	$2,138,312	$2,109,006

Gross profit	$196,514	$224,261	$679,647	$752,692
Recall accrual [a]	3,976	—	3,976	—
Product line impairments [a]	2,185	—	2,185	—
Impact of inventory step-up [a]	1,648	—	6,835	—
Legal claim [a]	—	6,190	7,729	17,214

Adjusted gross profit [b]	$204,323	$230,451	$700,372	$769,906

Gross margin [c]	33.5%	34.7%	31.8%	35.7%

Adjusted gross margin [c]	34.6%	35.6%	32.8%	36.5%

[a]	Refer to table titled “Preliminary Reconciliation of GAAP Net Income to Adjusted Net Income” and the related footnotes for additional information.
[b]	Adjusted net revenues and adjusted gross profit are supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP. We define adjusted net revenues as net revenues, adjusted for the impact of certain non-recurring and other items that we do not consider representative of our underlying operating performance. We define adjusted gross profit as gross profit, adjusted for the impact of certain non-recurring and other items that we do not consider representative of our underlying operating performance. Adjusted net revenues and adjusted gross profit are included in this press release because management believes that adjusted net revenues and adjusted gross profit provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of operating results on a comparable basis with historical results. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter.
[c]	Gross margin is defined as gross profit divided by net revenues. Adjusted gross margin is defined as adjusted gross profit divided by adjusted net revenues.

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RH

PRELIMINARY RECONCILIATION OF NET INCOME TO OPERATING

INCOME AND ADJUSTED OPERATING INCOME

(In thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	January 28, 2017	January 30, 2016	January 28, 2017	January 30, 2016
Net income	$8,747	$33,302	$4,712	$91,103
Interest expense—net	11,953	11,619	44,481	35,677
Income tax expense	6,104	22,312	3,537	58,781

Operating income	26,804	67,233	52,730	185,561
Product line impairments [a]	12,743	—	12,743	—
Aircraft impairment [a]	4,767	—	4,767	—
Recall accrual [a]	4,615	—	4,615	—
Impact of inventory step-up [a]	1,648	—	6,835	—
Legal claim [a]	—	6,928	8,701	19,046
Reorganization related costs [a]	—	—	5,698	—
Non-cash compensation [a]	—	—	3,672	—
Acquisition related costs [a]	—	—	2,847	—

Adjusted operating income	$50,577	$74,161	$102,608	$204,607

Net revenues	$586,706	$647,208	$2,134,871	$2,109,006

Adjusted net revenues [b]	$590,147	$647,208	$2,138,312	$2,109,006

Operating margin [c]	4.6%	10.4%	2.5%	8.8%

Adjusted operating margin [c]	8.6%	11.5%	4.8%	9.7%

[a]	Refer to table titled “Preliminary Reconciliation of GAAP Net Income to Adjusted Net Income” and the related footnotes for additional information.
[b]	Refer to table titled “Preliminary Reconciliation of Net Revenues to Adjusted Net Revenues and Gross Profit to Adjusted Gross Profit” and the related footnotes for additional information.
[c]	Operating margin is defined as operating income divided by net revenues. Adjusted operating margin is defined as adjusted operating income divided by adjusted net revenues.

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